Investor Presentation – Second Quarter 2021 August 2021 Financial Information for the three and six months ended June 30, 2021

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 Year-to-Date Highlights Revenue $594.4 million 80.7% vs. prior year Adjusted Net Income2 $26.3 million 50.7% vs. prior year Book Value per share2,3 $11.59 17.9% vs. 6/30/20 Net income1 $36.6 million vs. prior year net loss of $56.2 million Overall  Adjusted net income2 of $26.3 million, with a 13.5% adj ROAE2, driven by improvement in insurance, mortgage and shipping operations.  Book value per share of $11.59, when combined with dividends of $0.16 per share, increased 17.9% versus PY. Insurance  The Fortegra Group crossed a significant milestone with over $2.0 billion in trailing twelve month gross written premiums and premium equivalents (GWPPE)4, delivering a 23.8% CAGR since 2017.  Combined ratio of 91.8% improved from 92.9% in PY as technology efficiencies contributed to a decreased expense ratio while the underwriting ratio remained consistent.  Adjusted net income of $26.9 million, up 52% from PY driven by revenue growth and improved combined ratio.  Annualized Adjusted ROAE of 18.3%. Tiptree Capital  Mortgage Adjusted net income of $11.5 million, an increase of $3.9 million from PY, driven by growth in volumes and margins resulting from the low interest rate environment and home price appreciation.  Shipping business began to see results in line with the original thesis, particularly in the dry-bulk sector. ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. 3 Year-over-year total return defined as cumulative dividends paid of $0.16 per share plus book value per share as of June 30, 2021. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q2'20	Q2'21	Q2'20 YTD	Q2'21 YTD
Total Revenues	$199.2	$299.7	$328.9	$594.4
Net income (loss)	$3.8	$8.0	$(56.2)	$36.6
Diluted EPS	$0.10	$0.22	$(1.64)	$1.05
Adjusted net income[1]	$10.5	$13.1	$17.4	$26.3
Adjusted ROAE[1]	12.2%	13.1%	9.2%	13.5%
Total shares outstanding			33.7	33.4
Book Value per share[1]			$9.97	$11.59

Adjusted Net Income by business



$4.1
$2.7
$-
$7.4
$(5.9)
$10.5
$7.4
$9.0
$(5.7)
$(0.2)
$13.1
$2.1
$4.1
$14.1
$(7.1)
Q2'19
Q2'20
Q2'21
$9.1
$6.9
$0.3
$13.4
$(11.5)
$17.4
$3.1
$7.6
$17.7
$(11.0)
$26.3
$2.6
$11.5
$26.9
$(14.7)
Q2'19 YTD
Q2'20 YTD
Q2'21 YTD
Tiptree Capital - Other
Mortgage
Insurance
Corporate

Key Highlights – Q2'21

Revenues up 45%, excluding the impact of investment gains/losses, and net income improved by $4.2mm to $8.0mm

- Continued growth in Fortegra's earned premiums, service and administration fees and investment income
- Mortgage origination volumes and margins remain strong
- Increase in dry-bulk charter rates

Adj net income of $13.1mm, increased by 25% versus prior year

- Growth in Fortegra's revenues and stable combined ratio
- Improved performance in Tiptree Capital
- Performance improvement in all businesses drove higher corporate incentive compensation year-over-year

BVPS of $11.59 increased by 17.9% over prior year driven by net income

- Decrease of $0.04 from Q1'21 driven by exchange of dilutive securities

1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix.

3

Q2’21 Capital Allocation & Annual Performance Comparison 4 Operating Performance 1 Total stockholders’ equity shown. Net of other non-controlling interests total stockholders’ equity was $387.0 million as of June 30, 2021. 2 See the appendix for a reconciliation of Non-GAAP metrics including Adjusted net income and adjusted return on average equity. Adjusted net income of $60.3mm, up 67.8% from Q2’20 • Adjusted return on average equity of 16.0%1 Insurance: • 18.4% Adjusted return on average equity • Growth in insurance underwriting and fee revenues • Combined ratio improvement Tiptree Capital: • 20.8% Adjusted return on average equity • Strong mortgage volumes and margins • Positive operating contributions from shipping investments Q2’21 Last Twelve Month Highlights Stockholders’ Equity1 Adjusted Net Income2 Business Lines Q2’21 Q2’20 LTM Q2’21 LTM Insurance $288.0 $37.1 $52.6 - Underwriting & fees $29.2 $44.4 - Investments $7.9 $8.2 Tiptree Capital $195.5 $21.5 $36.5 Corporate $(78.5) $(22.7) $(28.8) Total Tiptree $405.0 $35.9 $60.3 - Total shares outstanding 33.7 33.4 ($ in millions)

Insurance Performance Highlights Q2’21

Fortega – Financial Performance Highlights

TiptreeInc.

($ in millions)

Summary Financials[1]

	Q2'20	Q2'21	Q2'20 YTD	Q2'21 YTD
Premiums & equivalents[2]	$318.9	$571.5	$711.4	$1,076.5
Revenue	$165.0	$252.3	$308.3	$474.8
Pre-tax income (loss)	$14.1	$14.7	$(13.0)	$36.2
Adjusted net income[1]	$9.0	$14.1	$17.7	$26.9
Adjusted ROAE[1]	12.9%	20.1%	12.8%	18.3%
Combined ratio	92.1%	92.1%	92.9%	91.8%
Unearned premiums & Deferred revenue			$1,032.6	$1,441.1

Insurance products

Underwriting and Fee Revenues[1]



$246
11
56
179
$157
4
37
115
Europe Warranty Solutions
U.S. Warranty Solutions
U.S. Insurance
Q2'20
Q2'21

Underwriting and Fee Margin[1]



$57
1
21
35
$40
2
14
24
Europe Warranty Solutions
U.S. Warranty Solutions
U.S Insurance
Q2'20
Q2'21

Combined Ratio



92.1%
92.1%
17.6%
15.5%
74.5%
76.7%
Expense Ratio
Underwriting Ratio
Q2'20
Q2'21

Q2'21 Highlights & Outlook

(1) Continued growth through insurance and warranty program expansion and onboarding new agents, with a focus on stable, improved profitability

- Growth in unearned premiums and deferred revenue to $1.4Bn, a 40% increase year-over-year
- Underwriting and fee revenues increased to $246mm, up 57%
- Continued investment in strategic growth initiatives
  - ✓ U.S. Insurance admitted and E&S programs
  - ✓ Capital-light warranty solutions
  - ✓ European expansion

(2) Produced stable, growing results from underwriting and fees

- Underwriting margin of $57mm, up 44%, driven by strong performance in warranty and specialty commercial programs
- Consistent combined ratio of 92.1%

(3) Capital and liquidity remain strong and continue to support growth objectives

1 See the appendix for a reconciliation of Non-GAAP measures Adjusted net income, adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin to GAAP financials.
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

6

77.1% 75.1% 75.5% 16.2% 17.7% 16.3% 93.3% 92.9% 91.8% Q2'19 YTD Q2'20 YTD Q2'21 YTD $13.4 $17.7 $26.9 Q2'19 YTD Q2'20 YTD Q2'21 YTD 7 Robust growth trajectory while maintaining underwriting profitability ($ in millions) Gross Written Premiums & Equivalents Underwriting & Fee Revenues and Margin1 Adjusted Net Income1 432 440 703 119 250 334 23 22 40 $573 $711 $1,076 Q2'19 YTD Q2'20 YTD Q2'21 YTD Combined Ratio Adj. ROAE%1 Adj. Net Income U/W Ratio Expense Ratio U.S. Insurance U.S. Warranty Solutions Europe Warranty Solutions 1 See the appendix for a reconciliation of Non-GAAP measures Adjusted net income, adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin to GAAP financials. 10% 13% $295 $330 $456 Q2'19 YTD Q2'20 YTD Q2'21 YTD $68 $82 $112 Q2'19 YTD Q2'20 YTD Q2'21 YTD U/W & Fee Revenues U/W & Fee Margin 18%

Insurance & Fee Revenue Mix Supports Consistent & Sustainable Growth

TiptreeInc.

Key Highlights

- Diversified product mix with emphasis on small premium-per-risk ecosystems & minimal catastrophic exposure
- Products & services distributed through independent & retail agents with each party's interest economically aligned
- Complementary mix of underwriting revenue from insurance business and unregulated fee revenue from service business leads to more stable earnings

Line of Business


U.S. Insurance 65%
Q2'21 LTM GWPPE(1) $2.0Bn
U.S. Warranty Solutions 31%
Europe Warranty Solutions 4%

Product Mix


Commercial 22%
Auto Warranty 20%
Consumer Goods Warranty 3%
Premium Finance 5%
Warranty Services 3%
Europe Warranty Solutions 4%
Credit Insurance 10%
Collateral Protection 13%
Niche Personal Lines 8%
Warranty Insurance 12%
Q2'21 LTM GWPPE(1) $2.0Bn

Revenue Mix


Earned Premiums, Net 69%
Q2'21 LTM Total Revenues $829mm
Service and Administrative Fees 27%
Other Income(2) 4%

1 Gross written premiums & premium equivalents
2 Includes ceding commissions, net investment income & other revenue, excluding net realized & unrealized gains (losses).

8

9 1 NAIC, 2020. 2 NAIC, 2019. 3 Allied Market Research, 2019 Extended Warranty Report, North America. We are well-positioned to capitalize on a substantial opportunity in the insurance industry. New & Renewal Programs ◼ Excess & Surplus Insurance — Fortegra Specialty formed Q4’20 ◼ Admitted Insurance — Growth in new & renewal programs ◼ Warranty Solutions — Capital-light business model Continued Geographic Expansion ◼ Entered Europe in 2018 ◼ Central & Western Europe Maintain & Expand Existing Programs ◼ $1.4Bn UEP & Deferred Revenue ◼ ~95% persistency with insurance agents ◼ Recent acquisitions to accelerate growth A B C $56bn¹ $627bn² $53bn³ $31bn³ Addressable Market 503 599 728 807 895 57 74 91 386 459 1 30 67 87 $560 $674 $849 $1,260 $1,441 2017 2018 2019 2020 Q2'21 U.S. Insurance U.S. Warranty Solutions Europe Warranty Solutions Unearned Premiums & Deferred Revenues Continue to Execute Growth Plan $62mm $1,265mm $634mm $71mm Fortegra LTM GWPPE

Cash & Equivalents 10% Government & Agency 28% Corporate Bonds 15% Fixed Income ETFs 12% Muni & ABS 11% Equities 9% Other Alternatives 15% Cash & Equivalents 13% Government & Agency 37%AAA 5% AA 12% A 16% BBB 2% Fixed Income ETFs 15% $623mm 10 Insurance Investment Portfolio Q2’21 Investment Mix Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 474 623 124 191 $598 $815 Q2'20 Q2'21 Other investments Fixed Income & Cash Income Statement Metrics $815mm ◼ ~2.3 year duration ◼ $438mm Blackrock managed ◼ AA rating ◼ 1.5% book yield Q2’20 Q2'21 Q2’21 YTD Q2’21 YTD Net investment income $2.3 $3.2 $5.8) $6.0 Net realized and unrealized gains (losses) $5.6 $2.8 $(28.0) $12.5

Performance Highlights Q2’21

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Tiptree Capital Equity


$155.7
5.8
35.2
39.9
74.8
Q2'20
$195.5
4.4
39.9
74.1
77.1
Q2'21
Other
Seniors Housing (Invesque/Care)[2]
Mortgage
Maritime transportation

Financial drivers

	Pre-tax income		Adjusted Net Income[1]	
	Q2'20 YTD	Q2'21 YTD	Q2'20 YTD	Q2'21 YTD
Mortgage	$6.3	$18.9	$7.6	$11.5
Senior living (Invesque)[2]	(55.9)	13.9	2.0	-
Maritime transportation	0.9	2.5	1.1	2.6
Other	0.6	1.2	-	0.1
Total	$(48.1)	$36.5	$10.7	$14.2

Q2'21 Year-to-date Highlights

Mortgage:

- Pre-tax income increased over PY from improved volumes and margins driven by low interest rates and home price appreciation
- Mortgage origination volumes of $796mm, up 7% year-over-year
- MSR asset of $23mm, including positive MTM of $4.0mm in 2021

Senior living (Invesque – IVQ.U):

- Year-to-date unrealized gains of $13.9mm
- Observing positive trends in senior living, skilled nursing and medical office sectors
- Excess liquidity from Apr'20 dividend suspension and recent operator restructurings used to reduce leverage levels

Maritime transportation:

- Supply/demand imbalance in dry-bulk sector drove improvement in charter rates and revenues
- Partially offset by softness in tanker rates

1 See the appendix for a reconciliation of Adjusted net income to GAAP financials.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $47.9 million, $39.6 million in Tiptree Capital as of June 30, 2021.

12

$17.4 $26.3 Q2'20 YTD Q2'21 YTD 13 Continued growth and underwriting performance at Fortegra Maintain focus on business execution Focus on growing and improving long-term, net investment income Summary & Outlook ($ in millions, except per share information) BVPS & Dividends Paid1 Adjusted Net Income1 ✓ Strong, steady growth in underlying operations in first half 2021 ✓ Continued execution on growth initiatives at insurance and mortgage businesses 1 See the appendix for a reconciliation of Adjusted net income, adjusted return on average equity and Book value per share to GAAP financials. 1 2 3 Book value per share Dividends paid $9.97 $11.59 $0.08 $0.08 Q2'20 Q2'21 First Half 2021 Highlights Looking ahead 9.2% 13.5%Adjusted ROAE1

14 Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

15 Non-GAAP Reconciliations Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the PORCs and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use the non-GAAP metrics underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Non-GAAP Reconciliations – Underwriting and Fee Revenues & Margin

TiptreeInc.

($ in thousands)	Three Months Ended, June 30, 2021	Three Months Ended, June 30, 2020	Six Months Ended, June 30, 2021	Six Months Ended, June 30, 2020
Total revenues	$ 252,255	$ 164,954	$ 474,818	$ 308,294
Less: Net investment income	(3,234)	(2,292)	(6,001)	(5,780)
Less: Net realized and unrealized gains (losses)	(2,824)	(5,635)	(12,496)	27,968
Underwriting and fee revenues	$ 246,197	$ 157,027	$ 456,321	$ 330,482

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Income (loss) before income taxes	$ 14,704	$ 14,088	$ 36,232	$ (13,029)
Less: Net investment income	(3,234)	(2,292)	(6,001)	(5,780)
Less: Net realized and unrealized gains (losses)	(2,824)	(5,635)	(12,496)	27,968
Plus: Depreciation and amortization	4,407	2,630	8,598	4,900
Plus: Interest expense	4,525	3,582	8,829	7,230
Plus: Employee compensation and benefits	18,392	14,916	37,481	31,958
Plus: Other expenses	21,491	12,688	39,123	28,908
Underwriting and fee margin	$ 57,461	$ 39,977	$ 111,766	$ 82,155

	As of June 30, 2021	As of June 30, 2020
Total stockholders' equity	$ 405,049	$ 347,189
Less: Non-controlling interests	18,031	11,368
Total stockholders' equity, net of non-controlling interests	$ 387,018	$ 335,821
Total common shares outstanding	33,395	33,676
Book value per share	$ 11.59	$ 9.97

We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently.

We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Management uses Book value per share, which is a non-GAAP financial measure. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $11.59 as of June 30, 2021 compared with $9.97 as of June 30, 2020. Total stockholders' equity, net of other non-controlling interests for the Company was $387.0 million as of June 30, 2021, which comprised total stockholders' equity of $405.0 million adjusted for $18.0 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $335.8 million as of June 30, 2020, which comprised total stockholders' equity of $347.2 million adjusted for $11.4 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

16

Non-GAAP Reconciliations – Adjusted Net Income

TiptreeInc.

($ in thousands)

Three Months Ended June 30, 2021

	Insurance	Tiptree Capital – Mortgage	Tiptree Capital – Other	Corporate	Total
Income (loss) before taxes	$ 14,704	$ 5,775	$ 2,620	$ (11,624)	$ 11,475
Less: Income tax (benefit) expense	(3,334)	(1,366)	(34)	2,307	(2,427)
Less: Net realized and unrealized gains (losses) (1)	(2,808)	(600)	(142)	–	(3,550)
Plus: Intangibles amortization (2)	3,835	–	–	–	3,835
Plus: Stock-based compensation expense	500	166	4	479	1,149
Plus: Non-recurring expenses	1,834	–	281	2,171	4,286
Plus: Non-cash fair value adjustments	–	–	(695)	–	(695)
Less: Tax on adjustments	(640)	84	30	(422)	(948)
Adjusted net income	$ 14,091	$ 4,059	$ 2,064	$ (7,089)	$ 13,125
Adjusted net income	$ 14,091	$ 4,059	$ 2,064	$ (7,089)	$ 13,125
Average stockholders' equity	281,041	72,364	121,129	(73,310)	401,223
Adjusted return on average equity	20.1%	22.4%	6.8%	NM%	13.1%

Three Months Ended June 30, 2020

	Insurance	Tiptree Capital – Mortgage	Tiptree Capital – Other	Corporate	Total
Income (loss) before taxes	$ 14,088	$ 7,405	$ (9,188)	$ (7,871)	$ 4,434
Less: Income tax (benefit) expense	(2,785)	(1,746)	2,059	2,477	5
Less: Net realized and unrealized gains (losses) (1)	(5,635)	1,471	9,841	–	5,677
Plus: Intangibles amortization (2)	2,534	–	–	–	2,534
Plus: Stock-based compensation expense	492	896	7	657	2,052
Plus: Non-recurring expenses	44	–	–	41	85
Plus: Non-cash fair value adjustments	–	–	(871)	–	(871)
Less: Tax on adjustments	250	(599)	(2,069)	(972)	(3,390)
Adjusted net income	$ 8,988	$ 7,427	$ (221)	$ (5,668)	$ 10,526
Adjusted net income	$ 8,988	$ 7,427	$ (221)	$ (5,668)	$ 10,526
Average stockholders' equity	279,013	36,646	119,506	(89,402)	345,763
Adjusted return on average equity	12.9%	81.1%	(0.7)%	NM%	12.2%

Trailing Twelve Months Ended June 30, 2021

	Insurance	Tiptree Capital – Mortgage	Tiptree Capital – Other	Corporate	Total
Income (loss) before taxes	$ 76,209	$ 43,639	$ 10,801	$ (41,317)	$ 89,332
Less: Income tax (benefit) expense	(16,366)	(10,297)	(1,048)	8,973	(18,738)
Less: Net realized and unrealized gains (losses) (1)	(26,596)	(2,821)	(4,636)	–	(34,053)
Plus: Intangibles amortization (2)	12,180	–	–	–	12,180
Plus: Stock-based compensation expense	2,316	1,917	28	2,345	6,606
Plus: Non-recurring expenses	3,283	–	905	2,483	6,671
Plus: Non-cash fair value adjustments	–	–	(2,973)	–	(2,973)
Less: Tax on adjustments	1,540	41	981	(1,309)	1,253
Adjusted net income	$ 52,566	$ 32,479	$ 4,058	$ (28,825)	$ 60,278
Adjusted net income	$ 52,566	$ 32,479	$ 4,058	$ (28,825)	$ 60,278
Average stockholders' equity	285,006	57,025	118,544	(84,456)	376,119
Adjusted return on average equity	18.4%	57.0%	3.4%	NM%	16.0%

Six Months Ended June 30, 2021

	Insurance	Tiptree Capital – Mortgage	Tiptree Capital – Other	Corporate	Total
Income (loss) before taxes	$ 36,232	$ 18,852	$ 17,614	$ (21,831)	$ 50,867
Less: Income tax (benefit) expense	(7,763)	(4,462)	(2,941)	3,987	(11,179)
Less: Net realized and unrealized gains (losses) (1)	(12,432)	(4,020)	(13,908)	–	(30,360)
Plus: Intangibles amortization (2)	7,669	–	–	–	7,669
Plus: Stock-based compensation expense	872	331	12	999	2,214
Plus: Non-recurring expenses	2,104	–	281	2,171	4,556
Plus: Non-cash fair value adjustments	–	–	(1,352)	–	(1,352)
Less: Tax on adjustments	185	823	2,925	(68)	3,865
Adjusted net income	$ 26,867	$ 11,524	$ 2,631	$ (14,742)	$ 26,280
Adjusted net income	$ 26,867	$ 11,524	$ 2,631	$ (14,742)	$ 26,280
Average stockholders' equity	292,865	67,292	113,430	(84,295)	389,292
Adjusted return on average equity	18.3%	34.3%	4.6%	NM%	13.5%

Six Months Ended June 30, 2020

	Insurance	Tiptree Capital – Mortgage	Tiptree Capital – Other	Corporate	Total
Income (loss) before taxes	$ (13,029)	$ 6,315	$ (54,429)	$ (16,174)	$ (77,317)
Less: Income tax (benefit) expense	4,878	(1,231)	11,731	5,808	21,186
Less: Net realized and unrealized gains (losses) (1)	27,968	2,819	58,396	–	89,183
Plus: Intangibles amortization (2)	4,702	–	–	–	4,702
Plus: Stock-based compensation expense	843	896	158	1,826	3,723
Plus: Non-recurring expenses	2,239	–	–	446	2,685
Plus: Non-cash fair value adjustments	–	–	(520)	–	(520)
Less: Tax on adjustments	(9,877)	(1,176)	(12,266)	(2,890)	(26,209)
Adjusted net income	$ 17,724	$ 7,623	$ 3,070	$ (10,984)	$ 17,433
Adjusted net income	$ 17,724	$ 7,623	$ 3,070	$ (10,984)	$ 17,433
Average stockholders' equity	277,900	36,934	143,720	(79,252)	379,302
Adjusted return on average equity	12.8%	41.3%	4.3%	NM%	9.2%

(1) For the three months ended June 30, 2021, included $16 and for the six months ended June 30, 2021, included $64 of incentive fees paid with respect to specific unrealized and realized gains that are added-back to Adjusted net income.

(2) Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

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TiptreeInc. ir@tiptreeinc.com